UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 9, 2018

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01

Entry into a Material Definitive Agreements.

On August 9, 2018, School Specialty, Inc. (the “Company”) entered into the First Amendment of its Loan Agreement dated April 7, 2017 (the “Term Loan Agreement”) among the Company, as borrower, certain of its subsidiaries, as guarantors, the financial parties party thereto, as lenders (the “Term Loan Lenders”) and TCW Asset Management Company LLC, as the agent (the “Term Loan Amendment”) in order to: (1) update the definition of “Change of Control” set forth in the Term Loan Agreement, and (2) , and (2) update the definition of “Specified Unsecured Prepetition Debt” and associated provisions set forth in the Term Loan Agreement .  The Term Loan Amendment deletes the reference to “35%” in the “Change of Control” definition and inserts “50%” in its place.  The Company amended this provision of the Term Loan Agreement in order to accommodate certain shareholders of the Company with large positions. The Term Loan Agreement also amended and restated the definition “Specified Unsecured Prepetition Debt” in order to increase the cap on amounts prepaid because the original cap set forth therein was less than the amount due at maturity due to the fiscal 2017 revised interpretation of the interest calculation methodology pursuant to the bankruptcy Reorganization Plan (as defined in the Term Loan Agreement).

Also on August 9, 2018, the Company entered into the Fourth Amendment to Loan Agreement (the “ABL Agreement”) among the Company, certain of its subsidiary borrowers, Bank of America, N.A. and Bank of Montreal as lenders (the “ABL Lenders”), and Bank of America, N.A., as agent for the ABL Lenders (the “ABL Amendment”) in order to: (1) update the definition of “Change of Control” set forth in the ABL Agreement, and (2) update the definition of “Specified Unsecured Prepetition Debt” and associated provisions set forth in the ABL Agreement.  The ABL Amendment deletes the reference to “35%” in the “Change of Control” definition and inserts “50%” in its place.  The Company amended this provision of the ABL Agreement in order to accommodate certain shareholders of the Company with large positions. The ABL Agreement also amended and restated the definition “Specified Unsecured Prepetition Debt” in order to increase the cap on amounts prepaid because the original cap set forth therein was less than the amount due at maturity due to the fiscal 2017 revised interpretation of the interest calculation methodology pursuant to the bankruptcy Reorganization Plan (as defined in the ABL Agreement).

The Term Loan Amendment and the ABL Amendment are filed as exhibits herewith and incorporated herein by reference.  The foregoing descriptions of the Term Loan Amendment and the ABL Amendment do not purport to be complete and are qualified in their entirety by the full text of such agreements.

Item 9.01.

Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1

First Amendment dated as of August 9, 2018 to the Loan Agreement, dated as of April 7, 2017, by and between School Specialty, Inc., as borrower, certain of its subsidiaries, as guarantors, the financial parties party thereto, as lenders, and TCW Asset Management Company, LLC, as agent.

10.2

Fourth Amendment, dated as of August 9, 2018, to the Loan Agreement among School Specialty, Inc. and certain of its subsidiaries, as borrowers, Bank of America, N.A. and Bank of Montreal, as lenders, Bank of Montreal as syndication agent, and Bank of America, N.A., as agent for the lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: August 14, 2018	By: /s/ Kevin Baehler
Kevin Baehler Executive Vice President and Chief Financial Officer

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